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                                                                     Exhibit T3A


                          CERTIFICATE OF INCORPORATION

                                       OF

                              W-P STEEL CORPORATION

                                 --------------


     FIRST. The name of this corporation is W-P STEEL CORPORATION.

     SECOND. The address of the corporation's registered office in the State of Delaware is No. 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD. The nature of the business, objects and purposes proposed to be transacted, promoted and carried on includes any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware, unless expressly limited herein.

     FOURTH. The total number of shares of all classes of stock which the corporation shall have authority to issue is 100 shares, of the par value of $0.01 per share, Common Stock. The holders of the Common Stock shall exclusively possess all voting power and each share shall have one vote.

     FIFTH. The name and mailing address of the incorporator is Robert Duval, 1134 Market Street, Wheeling, West Virginia.

     SIXTH. The corporation is to have perpetual existence.

     SEVENTH. (a) Unless expressly provided in this certificate of incorporation or applicable law, any provision for the management of the business and for the conduct of the affairs of the corporation, including any provision creating, defining, limiting and regulating the powers of the corporation, its stockholders, directors and officers, shall be stated in the by-laws or if not so stated are reserved for action by the Board of Directors.

              (b) The by-laws of the corporation may be altered, amended and repealed, and new by-laws may be adopted by the Board of

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Directors at any regular or special meeting, subject to the power of the holders of the capital stock of the corporation to alter, amend or repeal the by-laws.

          (c) All of the objects specified in this certificate of incorporation shall be construed both as objects and as powers, and their enumeration shall not be held to limit in any manner the general powers now or hereafter conferred on this corporation by any other clause of this certificate of incorporation or by the laws of the State of Delaware.

     EIGHTH. A director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived any improper personal benefit. If the Delaware General Corporation Law is amended to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of a director of the corporation shall be eliminated or limited to the fullest extent permitted by the Delaware General Corporation Law, as so amended. Any repeal or modification of the foregoing paragraph by the stockholders of the corporation shall be prospective only and shall not adversely affect any right or protection of a director of the corporation existing at the time of such repeal or modification.

     NINTH. Election of directors need not be by written ballot.

     TENTH. The corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and as it may hereinafter be altered, changed or amended, in any manner now or hereafter provided by the laws of the State of Delaware.

     ELEVENTH. The powers of the incorporator shall terminate upon the filing of the certificate of incorporation. The names and mailing addresses of the persons who are to serve as directors until the first annual meeting of stockholders or until their successors are elected and qualified are:

        D. Leonard Wise            Four Gateway Center
                                   Pittsburgh, Pennsylvania 15222


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        James L. Wareham           1134 Market Street
                                   Wheeling, West Virginia 26003

        Michio Kubota              Penn and Main Streets
                                   Follansbee, West Virginia 26037

        Frederick G. Chbosky       1134 Market Street
                                   Wheeling, West Virginia 26003

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     I, Robert Duval, being the sole incorporator hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is my act and deed and the facts herein stated are true, and accordingly have hereunto set my hand this 19th day of November, 1990.


                                            /s/ Robert Duval
                                            ---------------------------------
                                            Robert Duval
                                            Sole Incorporator


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

                            CERTIFICATE OF AMENDMENT
                                       OF
                          CERTIFICATE OF INCORPORATION
                                       OF
                              W-P STEEL CORPORATION

                            BEFORE PAYMENT OF CAPITAL

   Pursuant to Section 241 of Title 8 of the Delaware Code of 1953, as amended

     We, the undersigned, being all of the Directors of W-P Steel Corporation, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, DO HEREBY CERTIFY:

     FIRST: That pursuant to a unanimous written consent of the Board of Directors of W-P Steel Corporation, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation and declaring said amendment advisable. The resolution setting forth the proposed amendment is as follows:

     IT IS HEREBY RESOLVED, that Article FIRST of the Certificate of Incorporation of the Corporation be amended in its entirety to read as follows:

     FIRST: The name of this corporation is Wheeling-Pittsburgh Steel
     Corporation.

     SECOND: That no part of the capital of said corporation having been paid, this certificate is filed pursuant to Section 241 of Title 8 of the Delaware Code, as amended.

     IN WITNESS WHEREOF, we have hereunto set our respective hands this 19 day of December, 1990.

                                           /s/ D. Leonard Wise
                                           -----------------------------------
                                           D. Leonard Wise

                                           /s/ James L. Wareham
                                           -----------------------------------
                                           James L. Wareham

                                           /s/ Michio Kubota
                                           -----------------------------------
                                           Michio Kubota

                                           /s/ Frederick G. Chbosky
                                           -----------------------------------
                                           Frederick G. Chbosky

                              CERTIFICATE OF MERGER

                                       OF

                          CHAMPION METAL PRODUCTS, INC.
                            (A DELAWARE CORPORATION)

                                       AND

                      WHEELING CONSTRUCTION PRODUCTS, INC.
                            (A DELAWARE CORPORATION)

                                      INTO

                      WHEELING-PITTSBURGH STEEL CORPORATION
                            (A DELAWARE CORPORATION)

                UNDER SECTION 251 OF THE GENERAL CORPORATION LAW

                            OF THE STATE OF DELAWARE

     The undersigned corporation organized and existing under and by virtue of the General Delaware Corporation Law

     DOES HEREBY CERTIFY:

     FIRST: That the name and state of incorporation of each of the constituent corporations of the merger are as follows:

                  NAME                             STATE OF INCORPORATION
                  ----                             ----------------------
     Champion Metal Products, Inc.                        Delaware

     Wheeling Construction Products, Inc.                 Delaware

     Wheeling-Pittsburgh Steel Corporation                Delaware

     SECOND: That a Plan of Merger (the "Plan of Merger") made and entered into as of February 16, 2000, between the constituent corporations setting forth the terms and conditions of the merger, has been unanimously approved, adopted, certified, executed and acknowledged by each of the constituent corporations in accordance with the requirements of Section 251 of the General Corporation Law of the State of Delaware.
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     THIRD: That the name of the surviving corporation of the merger is
Wheeling-Pittsburgh Steel Corporation, a Delaware corporation.

     FOURTH: That the Certificate of Incorporation of Wheeling-Pittsburgh Steel Corporation shall be the Certificate of Incorporation of the surviving corporation.

     FIFTH: That the By-Laws of Wheeling-Pittsburgh Steel Corporation shall be the By-Laws of the surviving corporation.

     SIXTH: That the executed Plan of Merger is on file at the principal place of business of the surviving corporation. The address of the principal place of business of the surviving corporation is 1134 Market Street, Wheeling, West Virginia 26003.

     SEVENTH: That a copy of the Plan of Merger will be furnished by the surviving corporation, on request and without cost, to any stockholder of any constituent corporation.

     EIGHTH: That this Certificate of Merger shall be effective upon filing.


     IN WITNESS WHEREOF, the undersigned has executed this Certificate this 23rd day of February, 2000.


                                          WHEELING-PITTSBURGH STEEL CORPORATION,
                                          a Delaware corporation


                                          By: /s/ John W. Testa
                                             -----------------------------------
                                              Name:  John W. Testa
                                              Title: Vice President


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